Exhibit 99.1

Allocation Schedule for

Corporate Backed Trust Certificates

Series 2001-8 Trust

Distribution on August 25, 2011

DESCRIPTION OF CERTIFICATES	CUSIP NUMBER	PRINCIPAL AMOUNT OUTSTANDING OF CERTIFICATES PRIOR TO DISTRIBUTION	SHARES OF GM STOCK (CUSIP 37045V100*)	GM WARRANTS (EXERCISE PRICE OF $10.00 PER SHARE, CUSIP 37045V118*)	GM WARRANTS (EXERCISE PRICE OF $18.33 PER SHARE, CUSIP 37045V126*)	FACTOR APPLICABLE TO $25 PAR VALUE AFTER AUGUST 25, 2011 DISTRIBUTION[1]
1,303,000 $25 Par Class A-1 Certificates	CUSIP No. 21988G858*	1,303,000 $18.50673639 Par	3,202	3,183	3,183	0.73427499

$32,575,000 Notional Principal Amount Class A-2 Certificates	CUSIP No. 21988GAJ5*	$32,575,000	0.00	0.00	0.00	N/A

After giving effect to the above distribution, the new par value per Class A-1 Certificate will be $18.35687466. Accordingly, there will remain outstanding 1,303,000 $18.35687466 Par Class A-1 Certificates equal to $23,919,007.68 Principal Amount.

Amount of New GM Securities Allocable per 1,000 of Original Amount of Certificates

DESCRIPTION OF CERTIFICATES	CUSIP NUMBER	SHARES OF GM STOCK (CUSIP 37045V100*)	GM WARRANTS (EXERCISE PRICE OF $10.00 PER SHARE, CUSIP 37045V118*)	GM WARRANTS (EXERCISE PRICE OF $18.33 PER SHARE, CUSIP 37045V126*)
1,303,000 $25 Par Class A-1 Certificates	CUSIP No. 21988G858*	2.45740599	2.44282425	2.44282425

$32,575,000 Notional Principal Amount Class A-2 Certificates	CUSIP No. 21988GAJ5*	0.00	0.00	0.00

U.S. Bank Trust National Association

As Trustee

[1]

The factor applicable to the $25 Par value for A-1 Certificates after the August 25, 2011 distribution was determined using stock and warrant prices as of July 28, 2011 and assumes that all in-kind securities distributed are deemed to reduce the principal amount of A-1 Certificates on a dollar-for-dollar basis as contemplated by Section 5(d) of the Series Supplement.

*	The CUSIP numbers appearing herein have been included solely for the convenience of the Holders. The Trustee assumes no responsibility for the selection or use of such numbers and makes no representations as to the correctness of the CUSIP numbers appearing herein.